EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Team, Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-74382, No. 33-88684, No. 333-30003,
No. 333-72329, No. 333-74060, No. 333-72331, No. 333-74070, No. 333-74062, No. 333-29997 and No. 333-74068) on Form S-8 of Team, Inc. of our report dated July 14, 2004, except as to note 15, which is as of August 11, 2004, relating to the consolidated balance sheets of Team, Inc. and subsidiaries as of May 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended May 31, 2004, and all related financial statement schedules, which report appears in the May 31, 2004 annual report on Form 10-K of Team, Inc. The audit report covering the May 31, 2004 financial statements refers to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” as of June 1, 2002.

KPMG LLP

Houston, Texas

August 25, 2004